Exhibit 99.3

EasyLink Services International Corporation
Unaudited Pro Forma Combining Financial Statements as of and for the year ended July 31, 2010

On October 21, 2010, EasyLink Services International Corporation (the “Company”) a Delaware corporation, acquired the iSend and iNotify advanced messaging businesses (the “Xpedite Business”) from Premiere Global Services, Inc. (“PGI”) (NYSE: PGI) for $105 million in cash, through the purchase of PGI’s wholly-owned subsidiaries Xpedite Systems, LLC (“Xpedite”) and Premiere Global Services (UK) Limited and certain related assets owned by PGI’s subsidiary Premiere Conferencing (Canada) Limited (“Canada Holdco”).  The Company completed the acquisition by entering into a Securities and Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 21, 2010, by and among the Company, PGI, Xpedite, Xpedite Systems Holdings (UK) Limited and Canada Holdco, and by entering into a Bill of Sale, Assignment and Assumption Agreement, dated October 21, 2010, by and between the Company and Canada Holdco.

EasyLink recapitalized its existing debt and paid for the acquisition with $5 million of cash on hand and a new credit facility consisting of a $110 million term loan and a $20 million revolving loan.  The Company established the new credit facility by entering into a Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of October 21, 2010, by and among the Company, as borrower, the lenders from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, in its capacities as Administrative Agent (in such capacity, the “Agent”), Swingline Lender, and Issuing Bank, pursuant to which the Lenders: (i) made a term loan in the original principal amount of $110,000,000 to the Company (the “Term Loan”), evidenced by Term Notes issued to each of the Lenders (the “Term Notes”), and (ii) established a revolving credit facility in an aggregate principal amount of up to $20,000,000 in favor of the Company, with a $5,000,000 letter of credit sub-facility and a $5,000,000 swingline loan sub-facility (the “Revolving Loan” and, together with the Term Loan, the “Credit Facility”), evidenced by Revolving Notes issued to each of the Lenders (the “Revolving Notes”) and a Swingline Note issued to the Swingline Lender (the “Swingline Note”), all as more fully described in the Credit Agreement, the Term Notes, the Revolving Notes and the Swingline Note.

On October 21, 2010, the Company used the proceeds of the Term Loan and an initial $12,000,000 advance under the Revolving Loan to (i) fund the acquisition of the Xpedite Business and other amounts owing pursuant to the Purchase Agreement or in connection with the acquisition of the Xpedite Business; (ii) pay off the outstanding obligations of the Company under that certain Revolving Credit and Term Loan Agreement, dated as of May 19, 2009, as amended, by and among the Company, the lenders from time to time party thereto and SunTrust Bank, as administrative agent; and (iii) pay transaction fees and expenses in connection with the acquisition of the Xpedite Business and the Credit Agreement.  Borrowings under the Revolving Loan may also be used to finance capital expenditures and for working capital and other general corporate purposes

The unaudited pro forma consolidated balance sheet as of July 31, 2010 gives effect to the acquisition of the Xpedite Business as if it had occurred as of July 31, 2010. The unaudited pro forma combining statements of operations for the year ended July 31, 2010 combines the operating results of EasyLink for the year ended July 31, 2010 and the operating results for Xpedite for the year ended June 30, 2010, and was prepared under the assumption that the acquisition of the Xpedite Business had occurred as of August 1, 2009. Since the Xpedite Business has historically reported financial results using a calendar year, the Xpedite Business operating results for the year ended July 31, 2010 were obtained by adding the operating results for the six months ended June 30, 2010 and the period from July 1, 2009 to Decemeber 31, 2009.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma combining balance sheet and statements of operations. The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both EasyLink and the Xpedite Business.

EasyLink Services International Corporation
Unaudited Pro Forma Combining Balance Sheet
As of July 31, 2010
(in thousands)

	Historical
	EasyLink July 31, 2010	Xpedite June 30, 2010	Pro Forma Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$20,475	$12,637	$(13,073	) a	$22,039
Accounts receivable, net	11,481	19,033			30,514
Prepaid expenses and other current assets	1,865	2,959			4,824
Deferred tax asset	6,598	3,450	(3,450	) b	6,598
Total current assets	40,419	38,079	(14,523)		63,975

Restricted cash	417	97			514
Property and equipment, net	5,521	41,116	(18,444	) c	28,193
Goodwill	34,455	465	11,689	d1,d2	44,609
Other intangible assets, net	15,874	271	52,129	e	68,274
Deferred tax asset	7,588	5,953	(5,953	) b	7,588
Other assets	212	1,729			1,941
Total assets	$104,486	$87,710	$(22,898)		$215,094

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,310	$9,542	$—		$11,852
Accrued expenses	8,740	3,874	—		12,614
Current maturities of long term debt	15,258	209	553	f1,f2	16,020
Other current liabilities	1,497	5,658	(4,060	) g	3,095
Total current liabilities	27,805	19,283	(3,507)		43,581

Long term debt - less current portion	9,684	264	94,775	f3,f4	104,723
Deferred tax liability	—	6,143	(6,143	) b	—
Other liabilities	285	2,937	(1,743	) g	1,479
Total liabilities	37,774	28,627	83,382		149,783

Commitments and contingencies
Stockholders' Equity:
Preferred stock	—	—	—		—
Common stock:	303	—	—		303
Additional paid-in capital	132,799	—	—		132,799
Treasury Stock	(2,122)	—	—		(2,122)
Other Comprehensive Income	(5,797)	2,643	(2,643	) h	(5,797)
Accumulated deficit	(58,471)	56,440	(57,841	) i1,i2	(59,872)
Total stockholders' equity	66,712	59,083	(60,484)		65,311

Total liabilities and stockholders' equity	$104,486	$87,710	$(22,898)		$215,094

EasyLink Services International Corporation
Unaudited Pro Forma Combining Statement of Operations
For the year ended July 31, 2010
(in thousands, except per share data)

	EasyLink	Xpedite	Pro Forma
	July 31, 2010	June 30, 2010	Adjustments		Combined
Services revenue	$81,443	$123,150	$-		$204,593

Expenses:
Cost of services	22,549	48,298	-		70,847
Product development and enhancement	7,275	6,905	-		14,180
Selling and marketing	12,560	25,105	-		37,665
General and administrative	27,822	53,475	5,144	j1, j2	86,441
Asset Impairment	-	2,441	-		2,441

Operating income (loss)	11,237	(13,074)	(5,144)		(6,981)

Other income and (expense), net	1,346	2,466	4,264	k1, k2	8,075

Income (loss) before income taxes	9,891	(15,540)	(9,407)		(15,056)

Provision for income taxes	(7,202)	-	6,566	l	(636)

Net income (loss)	17,093	(15,540)	(15,974)		(14,420)

Dividends on preferred stock	(1,336)	-	-		(1,336)

Loss attributable to common stockholders	$15,757	$(15,540)	$(15,974)		$(15,756)

Basic income (loss) per common share	$0.57				$(0.57)

Diluted income (loss) per common share	$0.53				$(0.57)

Weighted average number of common share outstanding – basic	27,716				27,716

Weighted average number of common share outstanding – diluted	29,653				27,716

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1. Basis of Presentation

On October 21, 2010, EasyLink Services International Corporation (the “Company”) a Delaware corporation, acquired the iSend and iNotify advanced messaging businesses (the “Xpedite Business”) from Premiere Global Services, Inc. (“PGI”) (NYSE: PGI) for $105 million in cash, through the purchase of PGI’s wholly-owned subsidiaries Xpedite Systems, LLC (“Xpedite”) and Premiere Global Services (UK) Limited and certain related assets owned by PGI’s subsidiary Premiere Conferencing (Canada) Limited (“Canada Holdco”).  The Company completed the acquisition by entering into a Securities and Asset Purchase Agreement (the “Purchase Agreement”), dated as of October 21, 2010, by and among the Company, PGI, Xpedite, Xpedite Systems Holdings (UK) Limited and Canada Holdco, and by entering into a Bill of Sale, Assignment and Assumption Agreement, dated October 21, 2010, by and between the Company and Canada Holdco.

The unaudited pro forma consolidated balance sheet as of July 31, 2010 gives effect to the acquisition of the Xpedite Business as if it had occurred as of July 31, 2010. The unaudited pro forma combining statements of operations for the year ended July 31, 2010 combines the operating results of EasyLink for the year ended July 31, 2010 and the operating results for Xpedite for the year ended June 30, 2010, and was prepared under the assumption that the acquisition of the Xpedite Business had occurred as of August 1, 2009. Since the Xpedite Business has historically reported financial results using a calendar year, the Xpedite Business operating results for the year ended July 31, 2010 were obtained by adding the operating results for the six months ended June 30, 2010 and the period from July 1, 2009 to Decemeber 31, 2009.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statements of operations. The unaudited pro forma combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both EasyLink and the Xpedite Business.

The allocation of the initial purchase price consideration paid at closing to the assets acquired and liabilities assumed included in the pro forma condensed combining financial information was based upon estimates of the fair market value of the acquired assets and assumed liabilities.  These estimates of fair market value may change based upon completion of EasyLink’s final valuation of the assets and liabilities of the Xpedite Business.

2. Explanation of pro forma adjustments

Adjustments to Pro Forma Balance Sheets as of July 31, 2010 and June 30, 2010:

(a)
This adjustment reflects the cash paid by the Company representing the purchase price of the acquisition from cash on hand.  The total purchase price of $107 million includes a $105 million initial purchase price and a $2 million working capital adjustment.

(b)	This adjustment reflects the fair market value adjustment to the identified assets and liabilities of the Xpedite Business.

(c)	This adjustment reflects the fair market value adjustment to the internally developed software of the Xpedite Business.

(d1)	This adjustment reflects the removal of the pre acquisition Xpedite Business goodwill of $465,000.

(d2)	This adjustment reflects the recording of the preliminary goodwill from the acquisition of $12,154,000.

(e1)	This adjustment reflects the removal of the pre acquisition Xpedite Business identifiable intangible assets of $271,000.

(e2)
This adjustment reflects the recording of the preliminary post acquisition identifiable intangible assets of $52.4 million which is comprised of $34.8 million for customer relationships, $16.4 million for internally developed software and $1.2 million for non compete assets.

(f1)	This adjustment reflects the removal of the pre-acquisition Company current debt of $15,258,000.

(f2)	This adjustment reflects addition of current portion of the new loan borrowings of $15,811,000.

(f3)	This adjustment reflects the removal of the pre-acquisition Company long-term debt of $9,209,000.

(f4)	This adjustment reflects the addition of the long-term portion of the new loan borrowings of $103,984,000

(g)	This adjustment reflects the removal of the pre-acquisition restructuring reserve for the Xpedite business.

(h)	This adjustment reflects the elimination of the Xpedite Business other comprehensive income prior to the acquisition.

(i1)	This adjustment reflects the elimination of the pre-acquisition Xpedite Business retained earnings amounting to $56,440,000.

(i2)	This adjustment reflects the recording of the transaction costs and debt refinancing of $1,401,000.

Adjustments to Pro Forma Statement of Operations for the Years ended July 31, 2010 and June 30, 2010:

(j1)	This adjustment reflects the elimination of the pre-acquisition amortization expense for the Xpedite Business of $82,000.

(j2)
This adjustment reflect the amortization expense of the newly identifiable intangible assets acquired in the acquisition as if the acquisition had occurred on August 1, 2009 of $5,226,000. The amortization expense of the newly identified intangibles was included as general and administrative expense in the pro forma financial statements and was calculated using the straight-line method. The preliminary valuations and estimated useful lives used in calculating amortization expense are shown below in thousands:

Acquired Intangible Assets	Estimated Fair Value	Weighted Average Estimated Useful Life (yrs)	Amortization
Customer Relationships	$34,800	10-12	$3,164
Internally developed software	$16,400	8-10	$1,822
Non-competes	$1,200	5	$240

(k1)	This adjustment reflects the removal of the pre-acquisition interest expense for the Company of $1,642,000.

(k2)	This adjustment records the expense for the new borrowings of $5,906,000 as if the acquisition had occurred on August 1, 2009.

(l)	This adjustment reflects the change in tax expense due to the pro forma adjustments noted above.